Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Landstar System, Inc.:
We consent to incorporation by reference in the registration statements (No. 33-76340 and No. 33-94304) on Form S-8 of Landstar System, Inc. of our reports dated February 24, 2009, with respect to the consolidated balance sheets of Landstar System, Inc. and subsidiary as of December 27, 2008 and December 29, 2007, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the fiscal years ended December 27, 2008, December 29, 2007 and December 30, 2006, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 27, 2008, which reports appear in the December 27, 2008 annual report on Form 10-K of Landstar System, Inc.
Our report on the consolidated financial statements of Landstar System, Inc. refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for the Uncertainty in Income Taxes, effective December 31, 2006.

/s/ KPMG LLP
February 24, 2009
Jacksonville, Florida
Certified Public Accountants